Amendment (To Prospectus Supplement            Filed Pursuant to Rule 424(b)(3)
Dated February 19, 2003                         Registration No. 333-100818-03
to Prospectus Dated December 23, 2002)

                                 $638,911,100

                                 (Approximate)

               Mortgage Pass-Through Certificates, Series 2003-1


                        GSR Mortgage Loan Trust 2003-1
                                    Issuer


                         GS Mortgage Securities Corp.
                                   Depositor

                         ABN AMRO Mortgage Group, Inc.
                         Cendant Mortgage Corporation
                          National City Mortgage Co.
                                   Servicers

         You should read this amendment in conjunction with the prospectus supplement dated February 19, 2003 and the prospectus dated December 29, 2002. All capitalized terms used but not defined in this amendment shall have the meanings given to them in the prospectus dated December 29, 2002 or the prospectus supplement dated February 19, 2003.

         The date for the October ABN AMRO Sale and Servicing Agreement appearing on page S-6 of the Prospectus Supplement dated February 19, 2003 should be November 1, 2002.

         The dollar amount of Cendant Mortgage Loans appearing on page S-43 of the Prospectus Supplement dated February 19, 2003 in the row 'Total' should be $114,079 (in millions).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS AMENDMENT TO THE PROSPECTUS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Goldman, Sachs & Co.

The date of this amendment to the prospectus supplement is February 24, 2003.